Exhibit 99.1

CLST Holdings, Inc.	News Release

Contacts:  Robert A. Kaiser

President, Chief Executive Officer

(972) 267-0500

FOR IMMEDIATE RELEASE

CLST Holdings, Inc.  Announces Filing of Certificate of Dissolution

Trading of Common Stock to cease after February 26, 2010

DALLAS, February 9, 2010 — CLST Holdings, Inc. (Pink Sheets: CLHI.PK) announced today that it plans to file its Certificate of Dissolution with the Delaware Secretary of State on February 26, 2010, in accordance with its previously announced plan of dissolution.  Immediately after the close of business on February 26, 2010, the company will close its stock transfer books and discontinue recording transfers of its common stock, except by will, intestate succession or operation of law.  Accordingly, it is expected that the trading of the company’s stock on the Pink Sheets will cease not later than the close of business on February 26, 2010.

Additional information regarding the company’s plan of dissolution is available on its Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 23, 2007 and subsequent filings with the Securities and Exchange Commission.  The company’s plan of dissolution contemplates an orderly wind down of its business and operations, the satisfaction of or provision for its liabilities and the distribution of any net assets to stockholders.  The timing of any distributions to stockholders cannot be determined at this time.

Forward-Looking Statements

Certain information included herein may constitute “forward-looking” statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this report, the words “anticipates,” “estimates,” “believes,” “continues,” “expects,” “intends,” “may,” “might,” “could,” “should,” “likely,” “plan,” and similar expressions are intended to be among the statements that identify forward-looking statements. Statements of various factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed, including, without limitation, those discussed in the “Risk Factors” section in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, as amended and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2009, as amended, those statements made in conjunction with the forward-looking statements and otherwise herein. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.